SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                         GROUP TECHNOLOGIES CORPORATION
                (Name of Registrant as Specified in Its Charter)


                         GROUP TECHNOLOGIES CORPORATION

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                            [GROUP TECHNOLOGIES LOGO]

To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of Group Technologies Corporation, to be held at The Camberley Brown, 335 West Broadway, Louisville, Kentucky on Wednesday, June 25, 1997, at 10:00 a.m., local time.

      Matters to be considered and acted upon at the Annual Meeting include: (i) the election of directors, (ii) a proposal to approve an amendment to the Company's Independent Directors' Stock Option Plan to increase the number of shares available for issuance thereunder, (iii) a proposal to approve an amendment to the Company's 1994 Stock Option Plan for Key Employees to increase the number of shares available for issuance thereunder, (iv) ratification of the appointment of independent auditors and (v) such other matters as may properly come before the meeting.

      Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the enclosed Proxy Statement. We encourage you to review this material carefully.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the self-addressed envelope provided. A proxy may be revoked prior to the meeting and will not affect your right to vote in person in the event that you decide to attend the meeting.

/s/ THOMAS W. LOVELOCK                            /s/ JEFFREY T. GILL

Thomas W. Lovelock                                Jeffrey T. Gill
President and Chief Executive Officer             Chairman of the Board

                         GROUP TECHNOLOGIES CORPORATION
                          10901 MALCOLM MCKINLEY DRIVE
                              TAMPA, FLORIDA 33612

                                   ----------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, JUNE 25, 1997
                                   ----------

To the Shareholders of Group Technologies Corporation:

      Notice is hereby given that the Annual Meeting of Shareholders of Group Technologies Corporation (the "Company") will be held on Wednesday, June 25, 1997, at 10:00 a.m., local time, at The Camberley Brown, 335 West Broadway, Louisville, Kentucky 40202, for the following purposes:

      1. To elect six (6) directors of the Company to hold office until the next Annual Meeting of Shareholders or until their successors have been duly elected;

      2. To consider and act upon a proposal to approve an amendment to the Group Technologies Corporation Independent Directors' Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder;

      3. To consider and act upon a proposal to approve an amendment to the Group Technologies Corporation 1994 Stock Option Plan for Key Employees to increase the number of shares of Common Stock available for issuance thereunder;

      4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

      5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 28, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                    By Order of the Board of Directors

                                    /s/ MICHAEL L. SCHUMAN

                                    Michael L. Schuman
                                    SECRETARY

Tampa, Florida
May 23, 1997

      PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER FIND THAT YOU MAY BE PRESENT OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                         GROUP TECHNOLOGIES CORPORATION
                          10901 MALCOLM MCKINLEY DRIVE
                              TAMPA, FLORIDA 33612
                                 (813) 972-6000

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed Proxy is solicited on behalf of Group Technologies Corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, June 25, 1997 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Camberley Brown, 335 West Broadway, Louisville, Kentucky 40202. The Company's telephone number is (813) 972-6000.

      These proxy solicitation materials were mailed on or about May 23, 1997 to all shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996, including financial statements, was sent to the shareholders prior to or concurrently with this Proxy Statement.

RECORD DATE AND SHARE OWNERSHIP

      Shareholders of record at the close of business on April 28, 1997 (the "Record Date") of the Company's Common Stock, par value $.01 per share (the "Common Stock") and the Company's Preferred Stock, par value $.01 per share (the "Preferred Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 16,220,629 shares of Common Stock and 250,000 shares of Preferred Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of 5% or more of the Company's Common Stock and Preferred Stock, see "Security Ownership of Certain Beneficial Owners and Management."

VOTING AND SOLICITATION

      Each shareholder of Common Stock is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Each shareholder of Preferred Stock is entitled to 8.1 votes for each share of Preferred Stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. The holders of a majority of the outstanding shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists.

      If the enclosed form of proxy is executed, returned and not revoked, it will be voted in accordance with the specifications, if any, made by the shareholders, and if specifications are not made, it will be voted FOR the election of director nominees named herein, FOR the proposal to approve the amendment of the Group Technologies Corporation Independent Directors' Stock Option Plan, FOR the proposal to approve the amendment of the Group Technologies Corporation 1994 Stock Option Plan for Key Employees, and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997. If any other matter, not known or determined at the time of solicitation of proxies, properly comes before the Annual Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

      Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Michael L. Schuman, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. If a shareholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

      Except as otherwise indicated, an affirmative vote of a majority of the number of shares of stock present or represented by proxy at the Annual Meeting and entitled to vote shall decide any question brought before the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter. Group Financial Partners, Inc. ("GFP") has informed the Company of its intention to vote FOR each of the matters to be considered at the Annual Meeting. See "Security Ownership of Certain Beneficial Owners and Management."

      The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of Common Stock and Preferred Stock as of April 28, 1997, including beneficial ownership (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of each class of stock, (ii) by each of the Company's directors who owns shares, (iii) by each of the Named Officers reflected in the Summary Compensation Table and
(iv) by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of the Common Stock and Preferred Stock shown as beneficially owned by them.

                                                                           SHARES BENEFICIALLY OWNED
                                                            -----------------------------------------------------
                                                                  COMMON STOCK                  PREFERRED STOCK
                                                            ---------------------------      --------------------
NAME                                                          NUMBER        PERCENT (1)       NUMBER      PERCENT
----                                                        -----------     -----------      --------     -------
Group Financial Partners Inc. (2).........................   13,039,625       80.4%           250,000      100.0%
   455 South Fourth Avenue
   Louisville, Kentucky 40202
Carl P. McCormick.........................................      432,486 (3)    2.6                 --        --
Thomas W. Lovelock........................................          790         *                  --        --
David D. Johnson..........................................       16,525 (4)     *                  --        --
Aviram Margalith..........................................       31,516 (5)     *                  --        --
J. Hardie Harris (6)......................................           --        --                  --        --
Henry F. Frigon...........................................       87,266 (7)     *                  --        --
Sidney R. Petersen........................................       85,586 (8)     *                  --        --
Roger W. Johnson..........................................        7,000 (9)     *                  --        --
Robert E. Gill............................................        4,000 (10)    *                  --        --
Jeffrey T. Gill...........................................          675 (11)    *                  --        --
All directors and executive officers as a group...........   13,693,794       82.0%           250,000      100.0%

----------
*  less than 1%.

(1) The percentages shown were calculated based upon 16,220,629 shares of Common Stock which were outstanding as of April 28, 1997, plus the respective number of additional shares for each person which are deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

                                       2



(2) GFP directly owns shares of Common Stock and Preferred Stock. Robert E. Gill, Jeffrey T. Gill, R. Scott Gill, Virginia G. Gill and Patricia G. Gill own 19.4%, 32.2%, 27.9%, 19.8% and 0.1%, respectively (99.4% in the aggregate), of the outstanding stock of GFP and, therefore, may be deemed to have an indirect beneficial interest in the shares of Common Stock and Preferred Stock owned by GFP. Robert E. Gill is also a director of the Company and Jeffrey T. Gill is a director and an executive officer of the Company.

(3)   Includes 300,000 shares issuable under currently exercisable options.

(4)   Includes 15,000 shares issuable under currently exercisable options.

(5) Dr. Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997. All options held by Dr. Margalith were canceled as of that date.

(6) Mr. Harris resigned from his position as Vice President and General Manager of U.S. EMS Operations on February 6, 1997. All options held by Mr. Harris were canceled as of that date.

(7)   Includes 82,266 shares issuable under currently exercisable options.

(8)   Includes 83,086 shares issuable under currently exercisable options.

(9)   Includes 7,000 shares issuable under currently exercisable options.

(10) Includes shares owned by Robert E. Gill and his spouse, but none of the shares that could be attributed to them because of their ownership interest in GFP.

(11) Includes shares owned by Jeffrey T. Gill, but none of the shares that could be attributed to him or his spouse because of their ownership interest in GFP.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc.

      Federal securities regulations require that officers, directors, and greater-than-ten percent shareholders furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely on the Company's review of the copies of such forms and written representations furnished to the Company by these reporting persons, the Company believes that during 1996 and the preceding year, its officers, directors, and greater-than-ten percent beneficial owners were in compliance with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

      Robert E. Gill served as President and Chief Executive Officer of the Company from October 31, 1996 until February 28, 1997. Mr. Gill currently is a director of the Company and serves as Chairman of the Board of GFP, a private holding company which holds controlling interests in the Company, Tube Turns Technologies, Inc. ("TTT") and Bell Technologies, Inc. ("Bell"). Mr. Gill is also a director and executive officer of TTT and Bell. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

      Jeffrey T. Gill serves as Chairman of the Board of the Company. Mr. Gill also serves as a director and President and Chief Executive Officer of GFP, as Chairman of the Board of TTT and as Chairman of the Board of Bell.

      R. Scott Gill serves as a director and Vice President of GFP, and as a director of TTT and Bell.

      Robert E. Gill (including those shares owned by his wife Virginia G. Gill) and Jeffrey T. Gill (including those shares owned by his wife Patricia G. Gill) and R. Scott Gill own 39.2%, 32.3%, and 27.9% respectively, of the outstanding stock of GFP.

      Historically, the Company paid a monthly management fee to GFP in exchange for financial advisory and management consulting services. The management fee to GFP was suspended as of January 31, 1996, and accordingly, the only payment made by the Company for these services in 1996 consisted of the issuance of 17,391 shares of Common Stock to GFP on February 21, 1996. The number of shares issued was computed based upon a monthly management fee of $50,000 and a per share price equal to the average closing price of the Company's Common Stock on the last three trading days of January 1996.

      On February 9, 1996, the assets of the instrumentation products business unit of Metrum were sold by the Company to Bell for $10,104,000 cash and an earn-out provision which provides for additional payments to the Company of up to $3,000,000 in the event annual earnings before interest and taxes exceeds defined amounts through December 31, 2000. The proceeds from the sale transaction were used to reduce the Company's debt balance and to fund working capital needs. Due to the common ownership interest of GFP in the Company and Bell, the Company requested and obtained an independent opinion, which indicated that the consideration received by the Company for the sale of the instrumentation products business was fair, from a financial point of view, to the unaffiliated shareholders of the Company. In addition, due to the common ownership, the amount by which the sales price exceeded the net book value of assets and liabilities transferred has been recorded by the Company as a contribution to its capital of $613,000. The Company reported this transaction on a Form 8-K filed with the Commission on February 23, 1996, and amended on March 28, 1996.

      The Company and its domestic subsidiaries are parties to a tax sharing agreement with GFP and were included in the consolidated federal income tax return of GFP from the Company's inception through March 22, 1995. Effective March 23, 1995, as a result of a decrease in GFP's ownership percentage of the Company, the Company did not meet the 80-percent-voting power and value requirements defined by the Internal Revenue Code for affiliated group membership and ceased to be an includable member of GFP's affiliated group. Effective March 29, 1996, as a result of an investment by GFP of $1,000,000 in the Company as described below, GFP's ownership percentage of the Company exceeded 80% and, therefore, the Company expects to be included as a member of GFP's affiliated group as of that date.

      In connection with the restructuring of the Company's credit agreement on March 29, 1996, GFP invested $1,000,000 in the Company in exchange for 374,531 shares of Common Stock. The per share price of the transaction was equal to the average closing price of the Common Stock on the three trading days preceding the date of sale.

      On January 24, 1997, the Company filed a registration statement on Form S-4 with the Commission regarding its proposal to merge with GFP, Bell, and TTT. In connection with this proposed merger, the Company's Board of Directors formed a special committee (the "Special Committee") consisting of its directors (the "Independent Directors") who are not employees of the Company or any of its affiliates to evaluate the fairness of the transaction to the unaffiliated shareholders of the Company and to make a recommendation to the Company's Board regarding the transaction. The Special Committee currently consists of Henry F. Frigon, Roger W. Johnson and Sidney R. Petersen. The Special Committee held four meetings during the fiscal year ended December 31, 1996. The registration statement has not yet become effective.

      In connection with an amendment to the Company's credit agreement on March 28, 1997, but effective as of December 1, 1996, GFP invested $2,500,000 in the Company in exchange for 250,000 shares of 8.5% cumulative convertible preferred stock of the Company (the "Preferred Shares"). GFP, or any subsequent holders of record of each of the Preferred Shares, is entitled to the rights and preferences stated in the Statement of Designation of Relative Rights and Preferences filed by the Company with the Florida Department of State on March 28, 1997 as part of the Third Amendment to the Company's Articles of Incorporation. Such rights and preferences include the right of the holder to, among other things: (i) exchange each of the Preferred Shares for 8.1 shares of Common Stock, which number was determined on March 28, 1997 by dividing the fair market value of Common Stock into the value of the Liquidation Preference of the Preferred Shares, and (ii) at any time after the Company repays the amount it owes its lender under the credit agreement, the right to put the Preferred Shares to the Company for repurchase at a price of $10.00 per share, plus any accrued dividends and any interest thereon. Additionally, in connection with the issuance of the Preferred Shares to GFP, the Company and GFP executed a Stock Purchase and Registration Rights Agreement dated March 28, 1997, wherein the Company, among other things, granted GFP demand and incidental registration rights for any shares of Common Stock which are acquired by GFP upon the conversion of the Preferred Shares.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

      A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified.

      The following table contains certain information concerning the nominees, all of whom are currently serving as directors, which has been furnished to the Company by the individuals named.

NAME                      AGE    POSITION AND PRINCIPAL OCCUPATION
----                      ---    ---------------------------------
Jeffrey T. Gill.........   41    Director and Chairman of the Board; President and Chief Executive
                                 Officer of GFP
Robert E. Gill..........   71    Director; Chairman of the Board of GFP
Sidney R. Petersen......   66    Director; Retired; formerly Chairman and Chief Executive Officer of Getty Oil, Inc.
Henry F. Frigon.........   62    Director; Retired; formerly President and Chief Executive Officer of BATUS, Inc.
Roger W. Johnson........   62    Director; Former Administrator of U.S. General Services
                                 Administration
Thomas W. Lovelock......   54    Director, President and Chief Executive Officer

      The following is a brief summary of the business experience of each of the nominees.

      JEFFREY T. GILL has served as a director since 1989 and as Chairman of the Board of the Company since 1992. Mr. Gill co-founded GFP and has served as a director of GFP since its inception in 1983 and as its President and Chief Executive Officer since 1992. Mr. Gill also serves as a director and officer of several other privately-held companies which are either direct or indirect subsidiaries of GFP. Jeffrey T. Gill is the son of Robert E. Gill.

      ROBERT E. GILL has served as a director since 1989. He also served as Chairman of the Board of the Company from 1989 to 1992 and as its President and Chief Executive Officer from October 1996 until February 1997. Mr. Gill co-founded GFP and has served as Chairman of the Board of GFP since its inception in 1983 and as its President and Chief Executive Officer from 1983 through 1992. Mr. Gill also serves as a director and officer of several other privately-held companies which are either direct or indirect subsidiaries of GFP. Robert E. Gill is the father of Jeffrey T. Gill.

      SIDNEY R. PETERSEN has served as a director since 1994. In 1984, Mr. Petersen retired as Chairman of the Board and Chief Executive Officer of Getty Oil, Inc. where he served in a variety of increasingly responsible management positions since 1955. Mr. Petersen currently serves as director of Avery Dennison Corporation, UnionBanCal Corporation and its subsidiary, Union Bank of California, Seagull Energy Corporation, and NICOR, Inc. and its subsidiary, Northern Illinois Gas Company.

      HENRY F. FRIGON has served as a director since 1994. Mr. Frigon is currently a private investor and business consultant. He most recently served as Executive Vice President-Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1990 through 1994. He retired as President and Chief Executive Officer of BATUS, Inc. in March 1990, after serving with that company for over 10 years. Mr. Frigon currently serves as a director of H & R Block, Inc., CompuServe, Inc., Buckeye Cellulose Corporation and Dimon, Inc.

      ROGER W. JOHNSON has served as a director since 1996. Mr. Johnson most recently served as Administrator of the United States General Services Administration from 1993 through 1996. He served as Chairman and Chief Executive

Officer of Western Digital Corporation, a manufacturer of computer hard drives, from 1982 through 1993. Mr. Johnson currently serves as a director of Array Microsystems, Elexys International, Inc., Needham Funds, Inc., JTS Corporation, Insulectro and AST Computer.

      THOMAS W. LOVELOCK has served as a director since March 1997 and as President and Chief Executive Officer of the Company since February 1997. He was also Vice President of Operations of the Company from 1989 until 1993. From 1995 to 1997, Mr. Lovelock served as President and Chief Executive Officer of Bell, a subsidiary of GFP which provides electronic products and services to the high technology segment of the electronics industry. From 1993 to 1995, Mr. Lovelock served as Executive Vice President and Chief Operating Officer of Bell.

      Officers are appointed by the Board of Directors and serve at the discretion of the Board.

      The election of directors will require the affirmative vote of a plurality of shares of the outstanding shares voting in person or represented by proxy at the Annual Meeting.

      MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board of Directors of the Company held a total of ten regularly scheduled and special meetings during the fiscal year ended December 31, 1996. All incumbent directors attended more than 75% of the meetings of the Board of Directors and the respective committees of which they are members. The Board of Directors has five standing committees as described below. The Board of Directors does not have a nominating committee or other committee serving in a similar function.

      The Audit Committee of the Board of Directors currently consists of Jeffrey T. Gill, Henry F. Frigon and Sidney R. Petersen. The Audit Committee has responsibility for consulting with the Company's officers regarding the appointment of independent auditors, discussing the scope of the auditor's examination, reviewing annual financial statements, and consulting with the independent auditors on the adequacy of internal controls. The Audit Committee held three meetings during the fiscal year ended December 31, 1996.

      The Compensation Committee of the Board of Directors currently consists of Jeffrey T. Gill, Robert E. Gill, Henry F. Frigon and Sidney R. Petersen. Jeffrey
T. Gill has served as Chairman of the Board of Directors of the Company since 1992. Robert E. Gill served as Chairman of the Board from 1989 to 1992 and served as President and Chief Executive Officer of the Company from October 31, 1996 to February 28, 1997. Neither Jeffrey T. Gill nor Robert E. Gill have received compensation of any kind for services rendered to the Company as executive officers. The functions performed by the Compensation Committee include oversight of executive compensation, review of the Company's overall compensation programs and administration of certain of the Company's incentive compensation programs. The Compensation Committee held three meetings during the fiscal year ended December 31, 1996.

      The Executive Committee of the Board of Directors currently consists of Thomas W. Lovelock, Jeffrey T. Gill and Robert E. Gill. Except for certain powers which under Florida law may only be exercised by the full Board of Directors, the Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Company between meetings of the Board of Directors. The Executive Committee held three meetings during the fiscal year ended December 31, 1996.

      The Option Plan Committee of the Board of Directors currently consists of Jeffrey T. Gill and Robert E. Gill. The Option Plan Committee and the full Board of Directors share responsibility for the administration of the Company's stock option programs. The Option Plan Committee held four meetings during the fiscal year ended December 31, 1996.

      The Strategic Development Committee of the Board of Directors currently consists of Jeffrey T. Gill, Henry F. Frigon, Roger W. Johnson and Thomas W. Lovelock. The Strategic Development Committee has responsibility for assisting management of the Company in defining overall strategic goals and objectives for the Company. The Strategic Development Committee held three meetings during the fiscal year ended December 31, 1996.

COMPENSATION OF DIRECTORS

      Independent Directors are paid an annual retainer of $15,000 and a fee of $1,000 for attending each Board meeting. Independent Directors may elect to receive their annual retainer and meeting fees in the form of stock options granted pursuant to the Independent Directors' Stock Option Plan in lieu of cash. During 1996, Messrs. Frigon and Petersen elected to receive their annual retainer and meeting fees in the form of stock options. Independent Directors also receive initial and annual grants of stock options for each elected term as a director under the Company's Independent Directors' Stock Option Plan. During 1996, Mr. Frigon and Mr. Petersen were granted options to purchase 28,012 shares and 29,359 shares, respectively, for annual meeting and retainer fees. During 1996, Messrs. Frigon, Petersen and Johnson were each granted options to purchase 7,000 shares upon election to the Board. No director exercised stock options in 1996. All directors are reimbursed for travel and related expenses incurred by them in attending Board meetings. Directors who are employees of GFP, the Company or any of its affiliates are not eligible to receive compensation for services rendered as a director.

EXECUTIVE OFFICERS

      The executive officers of the Company, their ages and their positions with the Company are as follows:

NAME                     AGE    POSITION WITH COMPANY
----                     ---    ---------------------
Thomas W. Lovelock.....   54    President and Chief Executive Officer
David D. Johnson.......   41    Vice President and Chief Financial Officer
James. G. Cocke........   49    Vice President and Manager of Federal Systems Division

      THOMAS W. LOVELOCK has served as a director since March 1997 and as President and Chief Executive Officer of the Company since February 1997. He was also Vice President of Operations of the Company from 1989 until 1993. From 1995 to 1997, Mr. Lovelock served as President and Chief Executive Officer of Bell, a subsidiary of GFP which provides electronic products and services to the high technology segment of the electronics industry. From 1993 to 1995, Mr. Lovelock served as Executive Vice President and Chief Operating Officer of Bell.

      DAVID D. JOHNSON has served as Vice President and Chief Financial Officer of the Company since March 1996. From 1993 to 1996, Mr. Johnson served as Financial Director, Far East South for Molex Incorporated, which manufactures electronic components and tooling used by OEMs. He served Molex in various other management positions since 1984. Prior to 1984, Mr. Johnson was a senior manager for KPMG Peat Marwick in San Francisco, California.

      JAMES G. COCKE has served as Vice President and Manager of Federal Systems Division of the Company since March 1997. From 1995 to 1997, Mr. Cocke was Division Manager of the Services Division of Bell. Prior to 1995, he was employed as Vice President of Finance for Science Applications International Corporation, which designs and produces ruggedized computer equipment, CAE Link Corporation, which designs and produces military flight simulators, and for Smiths Industries which designs and manufactures a wide range of electronic equipment.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid or accrued by the Company during the years indicated to the Company's Chief Executive Officer and the Company's other four highest-paid executive officers (collectively, the "Named Officers").

                                                                         LONG-TERM
                                     ANNUAL COMPENSATION (1)         COMPENSATION AWARDS
                                 -------------------------------  ------------------------
                                                                   RESTRICTED    OPTIONS/             ALL
                                                                      STOCK        SARS              OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY         BONUS       AWARDS        (# )          COMPENSATION
---------------------------      ----   -----------  -----------  -----------   ----------       ------------
Carl P. McCormick (2)..........  1996   $ 199,529 (3)   $   --      $    --      124,066 (3)     $ 365,916 (4)
  President & Chief Executive    1995     280,299           --           --           --            13,868
  Officer                        1994     269,135           --           --           --            11,216

Robert E. Gill (5).............  1996          --           --           --           --                --
  President & Chief Executive
  Officer

Aviram Margalith (6)...........  1996     152,885       10,000 (7)       --       10,000 (7)         8,389 (8)
  Vice President & General       1995     149,151           --           --           --             7,187
  Manager of International       1994     129,206           --           --           --             6,689
  EMS Operations

J. Hardie Harris (9)...........  1996     136,154           --           --       80,000             6,286 (10)
  Vice President & General       1995      99,380       20,000           --       30,000             4,987
  Manager of U.S. EMS
  Operations

David D. Johnson...............  1996     119,849       50,000 (11)      --      120,000             2,319 (12)
  Vice President &
  Chief Financial Officer

----------
(1) Includes amounts deferred, at the election of the Named Officers, pursuant to the Company's 401(k) Plan. The Named Officers received certain perquisites and benefits; however, the Company has concluded that the aggregate amount of such personal benefits and other compensation is the lesser of $50,000 or 10% of the total annual salary and bonus paid to each of the Named Officers.

(2) Carl P. McCormick resigned from his positions as President and Chief Executive Officer of the Company on October 31, 1996. However, he assumed other duties and, therefore, remained on active status on the Company's payroll through December 31, 1996.

(3) From March 11, 1996 through December 31, 1996, Mr. McCormick received a portion of his salary in the form of nonstatutory stock options in lieu of cash. The dollar amount shown in the Salary column is the cash portion of his salary. The total number shares represented by stock options received by Mr. McCormick in lieu of his salary is shown in the Options/SARs column. Each of the options for the purchase of these shares has an exercise price that is equal to the fair market value (calculated as the average of the closing bid and ask quotations on the business day immediately preceding the date of grant) of the Company's Common Stock on the date the option was granted and, accordingly, Mr. McCormick did not realize any additional compensation at the time the options were granted. The expiration date of each option is seven years after the date of grant.

(4) The amount shown includes $355,000 payable to Mr. McCormick pursuant to the terms of a separation agreement signed in December 1996, plus $9,716 for Matching and Profit Sharing Contributions made by the Company pursuant to its 401(k) Plan and $1,200 of premiums paid by the Company for term life insurance for the benefit of Mr. McCormick during 1996.

                                       8


(5) Robert E. Gill replaced Mr. McCormick as President and Chief Executive Officer of the Company on October 31, 1996. Mr. Gill served the Company in these positions, without compensation of any kind from the Company or any third party, until he resigned and was replaced by Thomas W. Lovelock on February 28, 1997.

(6) Dr. Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997.

(7) The amount shown is the cash portion of a bonus paid to Dr. Margalith in February 1996. The balance of the bonus was paid to him in the form of a nonstatutory stock option to purchase 10,000 shares of Common Stock. The total number of shares for the stock option portion of the bonus is shown in the Options/SARs column. The option for the purchase of these shares has an exercise price that is equal to the fair market value of the Company's Common Stock on the date the option was granted and, accordingly, Dr. Margalith did not realize any additional compensation at the time the option was granted. The option was to become exercisable in annual increments of 5,000 shares each, beginning one year from the date of grant. Dr. Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997 and all of his options were canceled as of that date.

(8) The amount shown is for Matching and Profit Sharing Contributions made by the Company pursuant to its 401(k) Plan.

(9) J. Hardie Harris was hired as Vice President and General Manager of U.S. EMS Operations on April 3, 1995. He resigned from this position on February 6, 1997.

(10) The amount shown is for Matching and Profit Sharing Contributions made by the Company pursuant to its 401(k) Plan.

(11) David D. Johnson received a hiring bonus from the Company in the amount of $50,000 on March 22, 1996.

(12) The amount shown is for Matching and Profit Sharing Contributions made by the Company pursuant to its 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

      Set forth below is information on stock options granted during the fiscal year ended December 31, 1996 to the Named Officers.

                                                   INDIVIDUAL GRANTS (1)                 POTENTIAL REALIZABLE
                                      -----------------------------------------------      VALUE AT ASSUMED
                                       NO. OF    % OF TOTAL                              RATES OF STOCK PRICE
                                     SECURITIES    OPTIONS     EXERCISE                    APPRECIATION FOR
                                     UNDERLYING  GRANTED TO     OR BASE                     OPTION TERM (2)
                                       OPTIONS  EMPLOYEES IN     PRICE     EXPIRATION   ----------------------
NAME                                   GRANTED   FISCAL YEAR   ($/SHARE)      DATE           5%          10%
----                                  --------- ------------  ----------   ----------   ----------   ---------

Carl P. McCormick (3)...............      8,417     1.5%       $   3.00     04/10/03    $  10,280    $  23,956
                                          9,182     1.7%           2.75     05/10/03       10,280       23,956
                                          6,733     1.2%           3.75     06/10/03       10,280       23,956
                                          9,619     1.7%          2.625     07/10/03       10,280       23,956
                                         11,222     2.0%           2.25     08/10/03       10,280       23,956
                                         14,429     2.6%           1.75     09/10/03       10,280       23,956
                                         10,632     1.9%          2.375     10/10/03       10,280       23,956
                                         16,160     2.9%         1.5625     11/10/03       10,280       23,956
                                         18,364     3.3%          1.375     12/10/03       10,280       23,956
                                         19,308     3.5%        0.84375     12/30/03        6,632       15,457

Robert E. Gill (4)..................         --      --              --        --              --           --

Aviram Margalith (5)................      5,000     0.9%           2.75     02/19/01        3,799        8,395
                                          5,000     0.9%           2.75     02/19/01        3,799        8,395

J. Hardie Harris (6)................     10,000     1.8%           2.75     02/01/06       17,295       43,828
                                         10,000     1.8%           2.75     02/01/06       17,295       43,828
                                         10,000     1.8%           2.75     02/01/06       17,295       43,828
                                         10,000     1.8%           2.75     02/01/06       17,295       43,828
                                         10,000     1.8%           2.75     02/01/06       17,295       43,828
                                         10,000     1.8%           2.75     02/01/06       17,295       43,828
                                         10,000     1.8%           2.75     02/01/06       17,295       43,828
                                         10,000     1.8%           2.75     02/01/06       17,295       43,828

David D. Johnson (7)................     15,000     2.7%           2.25     03/21/06       21,225       53,789
                                         15,000     2.7%           2.25     03/21/06       21,225       53,789
                                         15,000     2.7%           2.25     03/21/06       21,225       53,789
                                         15,000     2.7%           2.25     03/21/06       21,225       53,789
                                         15,000     2.7%           2.25     03/21/06       21,225       53,789
                                         15,000     2.7%           2.25     03/21/06       21,225       53,789
                                         15,000     2.7%           2.25     03/21/06       21,225       53,789
                                         15,000     2.7%           2.25     03/21/06       21,225       53,789

----------
(1) Each grant was made pursuant to the Company's 1994 Stock Option Plan for Key Employees.

(2) The 5% and 10% assumed rates of appreciation are required by rules of the Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(3) The Company granted stock options to Mr. McCormick on a monthly basis from April 11, 1996 through December 11, 1996. Mr. McCormick also received a stock option from the Company on December 31, 1996. These options each have an exercise price that is equal to the fair market value (calculated as the average of the closing bid and ask quotations on the business day immediately preceding the date of grant) of the Common Stock on the date the option was granted. Each of the options becomes exercisable two years from the date of grant.

(4) Mr. Gill served as President and Chief Executive Officer from October 31, 1996 until February 28, 1997 and did not receive any options or other compensation for his services.

                                       10



(5) The Company granted Dr. Margalith a stock option for the purchase of 10,000 shares of Common Stock as part of a bonus paid to him on February 20, 1996. The option has an exercise price that is equal to the fair market value of the Company's Common Stock on the date the option was granted. The option was to become exercisable in annual increments of 5,000 shares each, beginning one year from the date of grant. Dr. Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997. All options held by Dr. Margalith were canceled as of that date.

(6) The Company granted Mr. Harris a stock option for the purchase of 80,000 shares of Common Stock on February 2, 1996. The option was to become exercisable in annual increments of 10,000 shares each, beginning one year from the date of grant. Mr. Harris resigned from his position as Vice President and General Manager of U.S. EMS Operations on February 6, 1997. All options held by Mr. Harris were canceled as of that date.

(7) The Company granted Mr. Johnson a stock option for the purchase of 120,000 shares of Common Stock on March 22, 1996. The option becomes exercisable in annual increments of 15,000 shares each, beginning one year from the date of grant.

FISCAL YEAR END OPTION VALUES

      Set forth below is information on each exercise of stock options during the fiscal year ended December 31, 1996, and the value as of December 31, 1996, of unexercised stock options held by the Named Officers.

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                            NUMBER OF                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                             SHARES                   OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END (2)
                           ACQUIRED ON     VALUE      ---------------------------     ---------------------------
NAME                       EXERCISE (1)  REALIZED (1) EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                       ------------  ------------ -----------   -------------     ----------    -------------
Carl P. McCormick (3).....       --      $    --         300,000         124,066      $      --      $   3,017
Robert E. Gill (4)........       --           --              --              --             --             --
Aviram Margalith (5)......       --           --         180,000          10,000             --             --
J. Hardie Harris (6)......       --           --              --         110,000             --             --
David D. Johnson..........       --           --              --         120,000             --             --

----------
(1)   No options were exercised.

(2) Based on a market value equal to the reported closing price of the Company's Common Stock on The Nasdaq Stock Market at December 31, 1996 of $1.00, the indicated options were not in-the-money as of that date, except for an option held by Carl P. McCormick to purchase 19,308 shares.

(3) Carl P. McCormick resigned from his positions as President and Chief Executive Officer of the Company on October 31, 1996. All options held by Mr. McCormick which are or will become exercisable on or before December 31, 1998 will remain valid and effective per the terms and conditions of each such option, as amended. All other options held by Mr. McCormick were canceled as of December 31, 1996.

(4) Robert E. Gill replaced Mr. McCormick as President and Chief Executive Officer of the Company on October 31, 1996. Mr. Gill served the Company in these positions, without compensation of any kind from the Company or any third party, until he resigned and was replaced by Thomas W. Lovelock on February 28, 1997.

(5) Aviram Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997. All options held by Dr. Margalith were canceled as of that date.

(6) J. Hardie Harris resigned from his position as Vice President and General Manager of U.S. EMS Operations on February 6, 1997. All options held by Mr. Harris were canceled as of that date.

                          COMPENSATION COMMITTEE REPORT

INTRODUCTION

      The Compensation Committee of the Board of Directors (the "Compensation Committee") is made up of four members who are also members of the Company's full Board of Directors. The Compensation Committee generally meets in January or February of each fiscal year to establish target base compensation levels for the Company's executive officers to be effective in March of that year and to determine bonus compensation for the fiscal year just completed. Once reviewed and approved by the Compensation Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for approval.

COMPENSATION PHILOSOPHY

      The Company's executive compensation policies are designed to attract and retain qualified personnel by providing competitive compensation and to reinforce long-term strategic objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, a percentage of their annual compensation is paid as bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

COMPENSATION PLANS

      The following are the key components of the Company's executive officer compensation:

      BASE COMPENSATION. The Compensation Committee establishes base salaries for executive officers based upon its review of base salaries of executive officers in companies of comparable size and in similar industries, according to information that is obtained from independent sources and services. The Committee also takes into consideration the executive officer's level of experience and business judgment, as well as a number of other qualitative and subjective factors. There is no factor or formula that is applied to determine a specific dollar value of base compensation.

      BONUSES. The Company's executive and corporate bonus plans provide for incentive compensation to the Company's executive officers and other key employees. Bonuses paid under the bonus plans are based on the performance of the Company as measured by financial objectives, all of which are established by the Compensation Committee at the beginning of the fiscal year. The financial objectives and other compensation parameters are reviewed by the Compensation Committee each year and those used in a particular year are intended to reflect those areas most necessary to maximize the return to investors.

      As a result of the Company's financial performance for the fiscal year ending December 31, 1995, the Compensation Committee believed that the Company's objective of returning to profitability should provide the basis for the financial objective upon which incentive compensation would be based for the fiscal year ending December 31, 1996. The Compensation Committee determined that an annual incentive plan based upon the Company's profit before income taxes would be used to incentivize the Company's executive officers as well as other eligible employees to return the Company to profitability.

      The Compensation Committee recommended and the Board adopted the 1996 Profit Sharing Bonus Plan (the "1996 Profit Sharing Plan") for the fiscal year ending December 31, 1996. Under the 1996 Profit Sharing Plan, a bonus pool is established for the benefit of all eligible employees, including executive officers. The amount of the Company's contribution to the bonus pool of the 1996 Profit Sharing Plan is based upon a formula applied to the Company's profit before income taxes. The Company's executive officers and other key employees of the Company share in 35% of the bonus pool of the 1996 Profit Sharing Plan. Other key employees include certain employees who are specifically designated by the Compensation Committee for participation during the fiscal year. All other eligible employees share in the remaining 65% of the bonus pool of the 1996 Profit Sharing Plan.

      Distributions from the bonus pool to the Company's executive officers and other key employees are based upon the recommendation of the Compensation Committee. The Compensation Committee established additional compensation parameters to be included in determining distributions under the 1996 Profit Sharing Plan, including additional quantitative performance measures, certain qualitative factors relating to customer and employee satisfaction and the Compensation Committee's discretion in awarding a portion of the bonus based on subjective considerations.

      The Company's financial performance for the year ended December 31, 1996 resulted in a loss before income taxes and, as a result, no bonuses were paid under the 1996 Profit Sharing Plan.

      LONG-TERM INCENTIVE COMPENSATION. The Company's 1994 Stock Option Plan for Key Employees provides for long-term incentive compensation for executive officers of the Company. A portion of the total compensation package for the Company's executive officers is in the form of stock option awards. These awards provide executive officers with an equity interest in the Company, thereby aligning the interests of the executive officers and shareholders and providing incentive to maximize shareholder value over the longer term.

      The Compensation Committee and the Option Plan Committee of the Board of Directors recommended and the Board adopted the 1996 Special Recovery Bonus Plan for Vice Presidents (the "1996 Recovery Plan") to provide an additional financial incentive for Vice Presidents of the Company to advance the growth and prosperity of the Company. The 1996 Recovery Plan established the terms and conditions under which nonstatutory stock options would be granted to Vice Presidents based upon the financial performance of the Company during the fiscal year ended December 31, 1996. The financial objective used for the determination of stock option grants under the 1996 Recovery Plan was the Company's profit before income taxes as compared to the threshold levels established at the beginning of the year. The 1996 Recovery Plan provided for both quarterly and annual awards.

      Since the Company did not meet the required profit before income taxes level during the fiscal year ended December 31, 1996, no awards were made under the 1996 Recovery Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee was formed in August 1994 and is composed of Jeffrey T. Gill, Robert E. Gill, Henry F. Frigon and Sidney R. Petersen. Jeffrey
T. Gill has served as Chairman of the Board of Directors of the Company since 1992. Robert E. Gill served as Chairman of the Board from 1989 to 1992 and served as President and Chief Executive Officer of the Company from October 31, 1996 to February 28, 1997. Neither Jeffrey T. Gill nor Robert E. Gill have received compensation of any kind for services rendered to the Company as executive officers.

      No interlocking relationship currently exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. However, Robert E. Gill, a member of the Compensation Committee of the Company, is also a member of the Compensation Committee of the Board of Directors of Bell. Thomas W. Lovelock, President and Chief Executive Officer of the Company, was previously employed as President and Chief Executive Officer of Bell.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

      Recently enacted Section 162(m) of the Code generally limits the corporate deduction for compensation paid to certain executive officers to one (1) million dollars, unless the compensation is performance-based. It is the Compensation Committee's intention that, so long as it is consistent with its overall compensation objectives, virtually all executive compensation shall be deductible for federal income tax purposes. It is the Compensation Committee's opinion that the shareholders' interest will be better served over the longer term by preserving the deductibility of its executive officers' compensation.

COMPENSATION OF THE PRESIDENT AND CEO

      During the fiscal year ended December 31, 1996, the Company had two chief executive officers. Carl P. McCormick served as President and Chief Executive Officer from January 1, 1996 through October 31, 1996 and Robert E. Gill served as President and Chief Executive Officer from October 31, 1996 through December 31, 1996.

      For services rendered as President and Chief Executive Officer, Mr. McCormick received an annual base salary of $275,000 or $229,167 for the ten months he held these positions during 1996. Mr. McCormick continued to be paid his base salary through December 31, 1996. Although not recommended or requested by the Compensation Committee, during the fiscal year ended December 31, 1996, Mr. McCormick proposed that his base salary consist of cash and grants of nonstatutory stock options. Mr. McCormick's base salary in all previous years was paid in cash. The Compensation Committee accepted the recommendation of Mr. McCormick and from March 11, 1996 to December 31, 1996, Mr. McCormick received approximately 64% of his base salary in the form of cash and approximately 36% of his salary in the form of nonstatutory stock options (see "Option Grants in Last Fiscal Year").

      Mr. McCormick's base salary for 1996 was determined in the same manner as that of all other executives, including a review of base salaries paid to chief executive officers of companies of a comparable size and in similar industries. The Compensation Committee believes that Mr. McCormick's base salary for 1996 was below the median base salaries of chief executive officers of the comparable companies included in the review. Mr. McCormick's base salary during 1996 did not change from the base salary which became effective on February 27, 1995. In addition, Mr. McCormick did not receive any bonus under the 1996 Profit Sharing Plan or the 1996 Recovery Plan.

      Robert E. Gill replaced Mr. McCormick as President and Chief Executive Officer of the Company on October 31, 1996. Mr. Gill served the Company in these positions, without compensation of any kind from the Company or any third party, until he resigned and was replaced by Thomas W. Lovelock on February 28, 1997. Mr. Gill has been a member of the Company's Board of Directors since 1989 and served as Chairman of the Board from 1989 through 1992. Mr. Gill also serves as Chairman of the Board of Directors of GFP (see "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Transactions").

      Thomas W. Lovelock's base salary effective upon his employment with the Company as of February 28, 1997 was the result of arms-length negotiations which were approved and recommended to the Company's Board of Directors by the Compensation Committee, and approved by the Board.

MEMBERS OF THE COMPENSATION COMMITTEE

      Henry F. Frigon
      Jeffrey T. Gill
      Robert E. Gill
      Sidney R. Petersen

                                PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvestment basis, from the effective date of the initial public offering of the Company's Common Stock (May 18, 1994) through December 31, 1996 for the Company, the Nasdaq Stock Market Total Return Index--US Companies, and the Nasdaq Stock Market--Electronic Component Stocks Index. The Performance Graph assumes $100 was invested on May 18, 1994 in the Company's Common Stock or the respective indexes.

                     Group       Nasdaq     The Nasdaq
                 Technologies  Electronic  Stock Market
                  Corporation   Component      (US)
                                Stocks

  5/18/94           100.00       100.00      100.00
  6/30/94           100.00        94.23       96.58
  9/30/94            90.00       104.97      104.57
  12/31/94           60.00       109.20      103.38
  3/31/95            52.50       136.67      112.70
  6/30/95            46.25       194.24      128.91
  9/30/95            57.50       209.28      144.44
  12/31/95           25.00       180.89      146.20
  3/31/96            25.00       179.77      153.03
  6/30/96            30.00       205.36      165.52
  9/30/96            20.00       248.80      171.41
  12/31/96           10.00       312.64      179.82

                                  PROPOSAL TWO

        APPROVAL OF AMENDMENT TO INDEPENDENT DIRECTORS' STOCK OPTION PLAN

      The Group Technologies Corporation Independent Directors' Stock Option Plan (the "Independent Directors' Plan") was adopted by the Board of Directors and approved at the Company's 1995 annual meeting of shareholders. The Board of Directors has adopted a proposal to amend the Independent Directors' Plan to increase the aggregate number of shares of Common Stock reserved for issuance under the Independent Directors' Plan from 300,000 shares to 1,000,000 shares. The proposal to amend the Independent Directors' Plan is subject to shareholder approval. The Independent Directors' Plan provides for the grant of NSOs to independent directors of the Company. The material features of the Independent Directors' Plan as currently in effect are described below.

      As of April 28, 1997, there were stock options outstanding covering 172,352 shares of Common Stock held by three persons and only 127,648 shares of Common Stock remained available for future awards under the Independent Directors' Plan. The purpose of the proposal is to increase the aggregate number of shares of Common Stock that may be issued under the Independent Directors' Plan by 700,000 shares. This proposal will provide for sufficient shares under the Independent Directors' Plan to accommodate the potential for an increase in the number of independent directors on the Company's Board of Directors which may result from the proposed merger of the Company, GFP, Bell and TTT. In addition, if the proposal is adopted, the directors of the Company who are eligible to participate in the Independent Directors' Plan could receive more benefits under the Independent Directors' Plan than they could if the proposal is not adopted.

      The following constitutes a brief discussion of the material features of the Independent Directors' Plan and is qualified in its entirety by reference to the full text of the Independent Directors' Plan, as amended, a copy of which may be obtained without charge by any shareholder upon written request to the Company's Secretary at the address set forth on the first page of this Proxy Statement. Only members of the Company's Board who are not employees of the Company or any of its affiliates are eligible to participate in the Independent Directors' Plan. There are currently three nonemployee members of the Board of Directors ("Independent Directors"). In the event additional directors are elected to the Board who are not employees of the Company or any of its affiliates, each such director will be eligible to participate in the Independent Directors' Plan.

      The Option Plan Committee (the "Plan Committee") of the Board of Directors and the full Board share responsibility for the administration of the Independent Directors' Plan. None of the members of the Plan Committee are eligible to receive options under the Independent Directors' Plan. Either the Plan Committee or the full Board of Directors, as may be necessary to take into consideration the applicable securities laws, selects the Independent Directors who will be granted options and determines the number of shares subject to each option, fixes the period during which each option may be exercised and fixes the prices at which shares subject to options may be purchased. Either the Plan Committee or the Board will make any other determinations necessary or advisable for the administration of the Independent Directors' Plan.

      The Independent Directors' Plan, as amended, authorizes the issuance of up to 1,000,000 shares of Common Stock. The shares to be issued under the Independent Directors' Plan will be currently authorized but unissued shares. The number of shares of Common Stock available under the Independent Directors' Plan will be subject to adjustment by either the Plan Committee or the Board to prevent dilution in the event of a stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, stock dividend or certain other events. Shares of Common Stock subject to unexercised options that expire, or are terminated prior to the end of the period during which options may be granted, will be restored to the number of shares available for issuance under the Independent Directors' Plan.

      Each option granted under the Independent Directors' Plan is evidenced by an agreement which will establish the period in which the option may be exercised. The maximum term of each option is ten (10) years. The exercise price of all options granted under the Independent Directors' Plan must be at least 100% of the fair market value of such shares on the date of grant.

      The purchase price of the shares to be paid to the Company at the time of exercise may be paid in cash or in such other consideration as either the Plan Committee or the Board deems appropriate, including Common Stock already owned by the grantee.

      Options granted pursuant to the Independent Directors' Plan are not transferable except upon the death of a grantee, in which event, they may be transferred only in accordance with and to the extent provided for in the laws of descent and distribution of Florida. If a grantee dies, the grantee's options may be exercised by the person to whom the grantee's options have passed by will or applicable law prior to the expiration date of the options.

      There will be no federal income tax consequence to the Company or the Independent Directors upon the grant of options under the Independent Directors' Plan. Upon exercise of an option, the grantee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of the Common Stock received over the exercise price of such shares. That amount increases the grantee's basis in the stock acquired pursuant to the exercise of the option. Upon a subsequent sale of the stock, the grantee will recognize short-term or long-term capital gain or loss depending on his holding period for the stock and upon the stock's subsequent appreciation or depreciation in value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

      The following options were granted during the year ended December 31, 1996, each of which was exercisable on the date of grant and has a term of ten
(10) years from the date of grant. The number of such options granted with respect to the Independent Directors is set forth below:

                                                                   WEIGHTED
                                                                    AVERAGE
                                                     NUMBER OF     EXERCISE    VALUE OF OPTIONS
NAME                                              OPTIONS GRANTED    PRICE   AT APRIL 28, 1997 (1)
----                                              ---------------  --------  ---------------------
Henry F. Frigon.................................      35,012         $2.70           (2)
Sidney R. Peterson..............................      36,359          2.69           (2)
Roger W. Johnson................................       7,000          3.13           (2)
All current directors who are not executive
   officers as a group..........................      78,371          2.73           (2)

----------
(1) Based on the closing price of the Company's Common Stock as reported in the Nasdaq Stock Market on April 28, 1997 ($1.125 per share).

(2) Options were not "in the money" on April 28, 1997. The actual value of these options, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

      While the Plan Committee and the Board intend to continue the Independent Directors' Plan in effect until the scheduled termination date on October 27, 2004, either the Plan Committee or the Board may modify, amend, or terminate the Independent Directors' Plan without a vote of the shareholders. Either the Plan Committee or the Board may seek shareholder approval of material amendments to the Independent Directors' Plan in order to qualify the options issued to meet the requirements for inclusion on the Nasdaq Stock Market or listing on any exchange on which the Company's securities are or may be listed.

      The affirmative vote of at least a majority of the shares of Common Stock and Preferred Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the proposal to amend the Plan. If not approved, the amendment will not become effective.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE INDEPENDENT DIRECTORS PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

                                 PROPOSAL THREE

        APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN FOR KEY EMPLOYEES

      The Group Technologies Corporation 1994 Stock Option Plan for Key Employees (the "Key Employees Plan") was adopted by the Board of Directors and approved at the 1995 annual meeting of shareholders of the Company. The Board of Directors has adopted a proposal to amend the Key Employees Plan to increase the aggregate number of shares of Common Stock reserved for issuance under the Key Employees Plan from 800,000 shares to 5,000,000 shares. The proposal to amend the Key Employees Plan is subject to shareholder approval. The Key Employees Plan provides for the grant of incentive stock options (which satisfy the requirements of Section 422(b) of the Code) ("ISOs") and nonqualified stock options (which do not satisfy such requirements) ("NSOs") to key employees of the Company, including directors of the Company who are also employees. The material features of the Key Employees Plan as currently in effect are described below.

      As of April 28, 1997, there were stock options outstanding covering 790,566 shares of Common Stock held by 38 persons and only 9,434 shares of Common Stock remained available for future awards under the Key Employees Plan. The purpose of the proposal is to increase the aggregate number of shares of Common Stock that may be issued under the Key Employees Plan by 4,200,000 shares. This proposal will provide for sufficient shares under the Independent Directors' Plan to accommodate the potential for an increase in the number of key employees of the Company which may result from the proposed merger of the Company, GFP, Bell and TTT. In addition, if the proposal is adopted, the key employees of the Company who are eligible to participate in the Key Employees Plan, including the Company's President and Chief Executive Officer, who is also a member of the Company's Board of Directors, could receive more benefits under the Key Employees Plan than they could if the proposal is not adopted.

      The following constitutes a brief discussion of the material features of the Key Employees Plan and is qualified in its entirety by reference to the full text of the Key Employees Plan, as amended, a copy of which may be obtained without charge by any shareholder upon written request to the Company's Secretary at the address set forth on the first page of this Proxy Statement.

      The Plan Committee and the full Board share responsibility for the administration of the Key Employees Plan. None of the members of the Plan Committee are eligible to receive options under the Key Employees Plan. An employee is selected to receive options under the Key Employees Plan at the discretion of either the Plan Committee or the full Board of Directors, as may be necessary to take into consideration the applicable securities laws, based upon the employee's past contributions to the Company or either the Plan Committee's or the Board's expectations of the employee's ability to contribute materially in the future to the successful performance of the Company. Either the Plan Committee or the Board also determines the number of shares subject to each option, fixes the period during which each option may be exercised and fixes the prices at which shares subject to options may be purchased. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which ISOs will first become exercisable by a grantee in any calendar year under all ISO plans of the Company and its subsidiaries can not exceed $100,000. Either the Plan Committee or the Board will make any other determinations necessary or advisable for the administration of the Key Employees Plan.

      The Key Employees Plan, as amended, will authorize the issuance of up to 5,000,000 shares of Common Stock. Currently the Key Employees Plan has 800,000 shares of Common Stock authorized for issuance. The shares to be issued under the Key Employees Plan will be currently authorized but unissued shares or shares held by the Company in its treasury. The number of shares of Common Stock available under the Key Employees Plan will be subject to adjustment by either the Plan Committee or the Board to prevent dilution in the event of a stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, stock dividend or certain other events. Shares of Common Stock subject to unexercised options that expire or are terminated prior to the end of the period during which options may be granted will be restored to the number of shares available for issuance under the Key Employees Plan.

      Each option granted under the Key Employees Plan will be evidenced by an agreement which will establish the period in which the option may be exercised. The maximum term of each ISO is ten (10) years except for an ISO granted to an employee beneficially owning ten percent (10%) of Common Stock ("Ten Percent Owner"). The exercise period for ISOs granted to a Ten Percent Owner may not exceed five (5) years from the date of grant. The exercise price of all ISOs and NSOs granted under the Key Employees Plan must be at least 100% of the fair market value of such shares on the date of grant or, in the case of an ISO granted to a Ten Percent Owner, 110% of the fair market value of such shares.

      No part of any option may be exercised to the extent that the exercise would cause the grantee to have compensation from the Company in any year in excess of $1,000,000 and which is nondeductible to the Company pursuant to
Section 162(m) of the Code and regulations issued thereunder. The purchase price of the shares to be paid to the Company at the time of exercise may be paid in cash or in such other consideration as either the Plan Committee or the Board deems appropriate, including Common Stock already owned by the grantee.

      Options granted pursuant to the Key Employees Plan are not transferable except upon the death of a grantee, in which event they may be transferred only in accordance with and to the extent provided for in the laws of descent and distribution of Florida. If a grantee's employment with the Company shall terminate for any reason other than death, disability or retirement, all rights to exercise his options shall terminate at the date of such termination of employment. If a grantee dies while employed by the Company or within three (3) months after termination of his employment due to a disability, the grantee's options may be exercised by the person to whom the grantee's options have passed by will or applicable law, at the earlier of the expiration date of the options or one (1) year after the grantee's death. If the grantee's employment is terminated because of a disability and the grantee has not died within the three
(3) months following such termination, the grantee may exercise his options at the earlier of the expiration date or one (1) year after termination of his employment. If the grantee's employment terminates by reason of his retirement, his right to exercise his options shall terminate at the earlier of the expiration date of the options or three (3) months after the termination of employment. However, in certain cases, the Board of Directors, pursuant to the provisions of the Key Employees Plan, has authorized the Company to extend the amount of time that a grantee has to exercise an option after the grantee has terminated employment from the Company.

      ISOs granted under the Key Employees Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the grantee of an ISO will not realize taxable income upon the grant or the exercise of the ISO. The Company will not receive an income tax deduction at either of such times. If the grantee does not dispose of the shares of Common Stock acquired upon exercising an ISO within either (i) two (2) years after the date of grant of the ISO, or (ii) one (1) year after the date shares of Common Stock are transferred to the grantee pursuant to the exercise of the ISO, the gain upon a subsequent disposition of the shares will be taxed at capital gain rates. If the grantee, within either of the above periods, disposes of the shares of Common Stock acquired upon the exercise of an ISO, the grantee will recognize as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the grantee. The gain in excess of such amount recognized by the grantee as ordinary income would be taxed as a long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

      The exercise of an ISO will result in the inclusion of the excess of the stock's fair market value on the date of exercise over the exercise price in the grantee's alternative minimum taxable income. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation.

      Upon exercise of a NSO granted under the Key Employees Plan or upon the exercise of an ISO that does not qualify for the tax treatment described above, the grantee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares. That amount increases the grantee's basis in the stock acquired pursuant to the exercise of the NSO or ISO not qualifying for the tax treatment described above. Upon a subsequent sale of the stock, the grantee will recognize short-term or long-term capital gain or loss depending on his holding period for the stock and upon the stock's subsequent appreciation or depreciation in value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

      The following options were granted during the year ended December 31, 1996. The options become exercisable over various periods ranging from one (1) year to eight (8) years from the date of grant and have terms ranging from five (5) years to ten (10) years from the date of grant. The number of such options granted with respect to the Key Employees is set forth below:

                                                                                  WEIGHTED
                                                                                   AVERAGE
                                                                    NUMBER OF     EXERCISE      VALUE OF OPTIONS
NAME                                                             OPTIONS GRANTED    PRICE     AT APRIL 28, 1997 (1)
----                                                             ---------------  --------    ---------------------
David D. Johnson..............................................       120,000        $2.25             (2)
All current executive officers as a group (1 person)..........       120,000         2.25             (2)
All employees, including all current  officers who
   are not executive officers as a group (30 persons).........       365,266         2.26          $5,430

----------
(1) Based on the closing price of Common Stock as reported in the Nasdaq Stock Market on April 28, 1997 ($1.125 per share).

(2) Value is based on options to purchase 19,308 shares at a weighted average exercise price of $0.84375. All other options were not "in the money" on April 28, 1997. The actual value of these options, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

      While the Plan Committee and the Board intend to continue the Key Employees Plan in effect until the scheduled termination date on October 27, 2004, either the Plan Committee or the Board may modify, amend, or terminate the Key Employees Plan without a vote of the shareholders. The terms of the Key Employees Plan require shareholder approval for certain modifications and amendments to the Key Employees Plan. Either the Plan Committee or the Board may also seek shareholder approval of material amendments to the Key Employees Plan in order to qualify the options issued as ISOs under the Code and/or to meet the requirements for inclusion on the Nasdaq Stock Market or listing on any exchange on which the Company's securities are or may be listed.

      The affirmative vote of at least a majority of the shares of Common Stock and Preferred Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the proposal to amend the Key Employees Plan. If not approved, the amendment will not become effective.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE KEY EMPLOYEES PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

                                  PROPOSAL FOUR

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 1997. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1989. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      The affirmative vote of at least a majority of the shares of Common Stock and Preferred Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the proposal to ratify the appointment of independent auditors.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                                  OTHER MATTERS

      The Board of Directors does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

      You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's Annual Meeting for the fiscal year ending December 31, 1997 must be received by the Company no later than February 26, 1998, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

      A copy of the Company's Annual Report for the fiscal year ended December 31, 1996 is being mailed with this Proxy Statement but is not to be considered a part hereof. Additional copies of the Annual Report on Form 10-K, including the financial statements and schedules thereto but excluding the exhibits will be provided free of charge upon written request to:

           Group Technologies Corporation
           Investor Relations Department
           10901 Malcolm McKinley Drive
           Tampa, Florida  33612

                                         By Order of the Board of Directors

                                         /s/ MICHAEL L. SCHUMAN
                                         ---------------------------------------
                                         Michael L. Schuman
                                         SECRETARY

Tampa, Florida
May 23, 1997

                        GROUP TECHNOLOGIES CORPORATION

 REVOCABLE PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 1997

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GROUP
                            TECHNOLOGIES CORPORATION

     The undersigned hereby appoints Thomas W. Lovelock and David D. Johnson, and each of them, as proxies for the undersigned, with full power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Group Technologies Corporation (the "Company") to be held at The Camberley Brown, 335 West Broadway, Louisville, Kentucky on Wednesday, June 25, 1997, at 10:00 a.m. local time, or any adjournment thereof, as follows, hereby revoking any proxy previously given.

                [x] Please mark your votes as in this example.

1. Election of directors. Unless authority is withheld, this proxy will be voted for the election of all nominees.

   [ ] FOR the nominees listed below           [ ] WITHHOLD AUTHORITY to vote
 (except as marked to the contrary below)      for the nominees listed below

   (INSTRUCTION: TO WITHHOLD authority to vote for ANY INDIVIDUAL nominee, strike a line through the nominee named in the list below.)

Henry F. Frigon   Jeffrey T. Gill   Robert E. Gill   Thomas W. Lovelock
                 Roger W. Johnson   Sidney R. Petersen

2. To approve an amendment to the Group Technologies Corporation Independent Directors' Stock Option Plan to increase the number of shares available for issuance thereunder.

     [ ] FOR proposal 2    [ ] AGAINST proposal 2    [ ] ABSTAIN proposal 2

3. To approve an amendment to the Group Technologies Corporation 1994 Stock Option Plan for Key Employees to increase the number of shares available for issuance thereunder.

     [ ] FOR proposal 3    [ ] AGAINST proposal 3    [ ] ABSTAIN proposal 3

4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

     [ ] FOR proposal 4    [ ] AGAINST proposal 4    [ ] ABSTAIN proposal 4

                                   (SEE OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

     All as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

     Shares represented by this proxy will be voted as directed by the shareholder. If no direction is supplied, the proxy will be voted "FOR" proposals 1, 2, 3 and 4.

                                                      Dated ________ 19____

                                                      __________________________
                                                             SIGNATURE

                                                      __________________________
                                                      SIGNATURE IF HELD JOINTLY
                                                      Please sign exactly as
                                                      name appears hereon. When
                                                      shares are held by joint
                                                      tenants, both should sign.
                                                      When signing as attorney,
                                                      executor, administrator,
                                                      trustee, or guardian,
                                                      please give full title as
                                                      such. If a corporation,
                                                      please sign full corporate
                                                      name by President or other
                                                      authorized officer. If a
                                                      partnership, please sign
                                                      in partnership name by
                                                      authorized person. Your
                                                      shares can not be voted
                                                      unless you sign and return
                                                      this card.